Exhibit 99.2

RAIT Financial Trust Announces Progress on Its Strategic Steps

PHILADELPHIA, PA – June 28, 2018 – RAIT Financial Trust (OTCQB: RASF) (“RAIT”) is pleased to provide an update on its previously announced strategy of taking steps to increase liquidity and better position RAIT to meet its financial obligations as they come due.  These steps are referred to as the 2018 strategic steps and they include, but are not limited to:

-	The suspension of our lending business along with the implementation of other steps to reduce costs within our other operating businesses; and

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The continuation of the process of selling our owned real estate (“REO”) portfolio and selling certain of our commercial real estate (“CRE”) loans, while continuing to service and manage our existing CRE loan portfolio.

Key progress related to our 2018 strategic steps include the following:

Asset Monetization Plan and Liquidity Position

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As of June 27, 2018, RAIT’s year to date REO and CRE loan divestitures, totaled $182.7 million.  After repayment of obligations secured by these assets and related transaction costs of $88.9 million, RAIT received net proceeds of approximately $93.8 million.

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As summarized below, on June 27, 2018, a RAIT subsidiary (“RAIT IV”), sold (the “FL Sale”) its interests (the “FL5/6 Interests”) in joint ventures which held securities with a $61.2 million aggregate par amount in two floating rate securitizations, which RAIT has referred to as RAIT FL5 and RAIT FL6 in its public filings, to an affiliate (the “FL5/6 Purchaser”) of the other members of these joint ventures.

-	RAIT’s cash and cash equivalents balance as of June 27, 2018 was $73 million.

Debt Reductions

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During 2018, RAIT repurchased $42.3 million of its outstanding 4% convertible senior notes, leaving $68.2 million outstanding.  Additionally, during 2018, RAIT redeemed $2.0 million of its senior secured notes, leaving $9.5 million outstanding.

RAIT completes the FL Sale, the Preferred Redemption (as defined below) and the Preferred Exchange (as defined below)

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As detailed in the Form 8-K filed on June 28, 2018, on June 27, 2018, RAIT and RAIT IV closed on (1) the redemption (the “Preferred Redemption”) of a portion of RAIT IV’s preferred units (the “Units”) held by an investor (the “Preferred Investor”), resulting in the cancellation of the linked RAIT Series D Preferred

Shares (the “Series D Preferred Shares”) held by the Preferred Investor; and (2) the exchange (the “Preferred Exchange”) of the remaining Units and linked Series D Preferred Shares held by the Preferred Investor for newly issued shares of RAIT’s publically traded Series A, B and C Preferred Shares, resulting in the cancellation of all of the outstanding Units and linked Series D Preferred Shares. RAIT IV, which owned specified assets required to be held by RAIT IV under the Series D Documents (as defined below) to support the redemption of the Units and the Series D Preferred Shares, closed on its sale to the FL5/6 Purchaser of the FL5/6 Interests.  As described below, the proceeds from the sale were used to redeem certain of the Units, which resulted in the cancellation of the Series D Preferred Shares linked to such Units.  RAIT IV utilized approximately $54.6 million in net proceeds from FL Sale plus $2.2 million of other cash held by RAIT IV to redeem $56.8 million of the Units and the Series D Preferred Shares linked to such Units having an aggregate liquidation preference of $56.8 million.  The remaining balance of the Units and Series D Preferred Shares, with an aggregate liquidation preference of $16.7 million, was exchanged for 383,147 RAIT Series A Preferred Shares, 167,828 RAIT Series B Preferred Shares and 117,605 RAIT Series C Preferred Shares, having an aggregate liquidation preference of $16.7 million.

Key effects of the transactions for RAIT include:

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The resolution of the previously disclosed dispute between the Preferred Investor and RAIT and the termination of the previously disclosed securities purchase agreement related to the Series D Preferred Shares and Units and related documents governing the Series D Preferred Shares and Units (collectively, the “Series D Documents”) and the operating covenants therein;

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The release back to RAIT from RAIT IV’s assets of the remaining $28.2 million par amount of assets held by RAIT IV as part of the assets supporting the redemption of the Units and cancellation of the linked Series D Preferred Shares, making these assets available for RAIT’s future liquidity needs; and

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The reduction in the size of RAIT’s Board of Trustees (the “Board”) thru the resignation from the Board of the Preferred Investor’s designated Board member and another Board member with business relationships with the Preferred Investor.

Please see the Form-8K filed on June 28, 2018 for further details.

Michael Malter, RAIT’s Chairman of the Board said, “With the combination of our current cash balance of $73 million, $44 million of corporate recourse debt reductions and completion of transactions resulting in the cancellation of the Series D Preferred Shares, we believe RAIT has mitigated the most significant immediate risks it faced during the first half of 2018. At this time, we anticipate RAIT’s liquidity position will be sufficient to meet its 2018 financial obligations as we expect them to come due.”

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust focused on providing debt financing options to owners of commercial real estate throughout the United States.  For more information, please visit www.rait.com or call Investor Relations at 215.207.2100.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “strategic steps,” “expect,” “believe,” “anticipate,” or other similar words or terms.  Such forward-looking statements include, but are not limited to, statements regarding RAIT’s 2018 strategic steps and RAIT’s expectations as to the impact of the 2018 strategic steps; statements regarding the mitigation of risks to RAIT; and statements regarding the anticipated sufficiency of RAIT’s liquidity position. Such forward-looking statements are based upon RAIT’s historical performance and its current strategies and expectations and are not a representation that such strategies or expectations will be achieved. Such statements are subject to known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations, intentions, beliefs, strategies or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, whether of risks to RAIT have been mitigated by the 2018 strategic steps taken to date; whether RAIT’s liquidity position will be sufficient for its 2018 financial obligations as they come due; whether RAIT will be able to continue to implement the 2018 strategic steps to increase liquidity and better position RAIT to meet its financial obligations as they come due; whether RAIT will be able to continue to monetize its assets, including, without limitation, RAIT’s legacy REO, CRE loans, the majority of RAIT’s non-lending assets and existing property management operations, and repay any related debt, for amounts and on the schedule currently expected by RAIT management;  whether any indebtedness or other obligations of RAIT will become due and payable sooner than expected by RAIT; final accounting determinations on gains or losses realized in the event properties and/or loans are sold or divested for prices that differ from their carrying value or if property and/or loan valuations are adjusted in the process of revaluating properties and/or loans when they are characterized as held for sale; and other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q  and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com